Exhibit 99.2

Investor Quarterly Call For the quarter ended March 31, 2007 PhotoMedex 1

“Safe Harbor”This presentation contains forward-looking statements that involve risks and uncertainties. In such instances, the actual results could differ materially as a result of a variety of factors including failure to obtain regulatory approvals which could have material adverse effects on the Company’s business, competition developments which could hinder the company’s ability to compete effectively and other risk factors listed from time to time in the Company’s reports to the Securities and Exchange Commission.PhotoMedex 2

Reimbursement Level Laser Placements: 315 @ March 31, 2007 Good Reimb Moderate Reimb Weak Reimb Placement Target: 3,200 derms

Average Treatments per Day First Quarter 2007 XTRAC Analysis AVG. TX/DAY RANGE  Top Five Accounts 6.675.50 to 9.94 Top 50 Accounts 3.602.34 to 9.94 Top 100 Accounts2.721.55 to 9.94 New York Metro *2.12 .32 to 5.96 Ohio* 1.72 .47 to 5.50 MD/VA* 2.33 .47 to 6.13 MICHIGAN* 2.19.47 to 9.94 FLORIDA* 1.50 .47 to 3.80 *Active Accounts Only PhotoMedex 4

First Quarter XTRAC Comparative Analysis for the quarter ended March 31, 2007 NY $ 308 $206 50% 16% OH $ 262 $ 114 130% 57% MD/VA $ 155 $ 146 6% MI $ 235 $ 92 155% 78% FL $ 187 $ 74 153% All Other Pos. $ 644 $ 449 43% 26% Total Pos. $ 1,791 $ 1,081 66% 38% Total Neg. $ 210 $139 51% 17% Total Rev. $ 2,001 $ 1,220 64% 35% 5